EXHIBIT 99.1

NEWS RELEASE
For Immediate Release

Contact: Scott Veech, Chief Financial Officer
Richard Linden, President & CEO
(414) 977-4000

MERGE EFILM ANNOUNCES RECORD REVENUES AND EARNINGS
FOR FOURTH QUARTER AND YEAR END 2004
Company generates $37.0 million in revenue and $0.54 EPS for the year, exceeding earnings guidance

Milwaukee, WI, February 15, 2005 – Merge Technologies Incorporated, d.b.a. Merge eFilm, (NASDAQ: MRGE), today announced the financial results for the quarter and fiscal year ended December 31, 2004.

Net sales for the quarter ended December 31, 2004, were $10,154,000, an increase of 19% over revenues of $8,507,000 for the quarter ended December 31, 2003. Net sales were $37,005,000 for the twelve months ended December 31, 2004, an increase of 29% over revenues of $28,677,000 for the twelve months ended December 31, 2003. As of December 31, 2004, deferred revenue was $5,839,000 compared to $3,717,000 as of December 31, 2003, an increase of 57%. As of December 31, 2004, billings in excess of revenues were $2,839,000 compared to $1,381,000 as of December 31, 2003, an increase of 106%. Deferred revenues and billings in excess of revenues represent sales not yet recognized as earned revenue on the Company’s income statement to date.

Gross margin for the quarter ended December 31, 2004, was 68%, compared to 68% for the quarter ended December 31, 2003. Gross margin for the twelve months ended December 31, 2004, was 65%, compared to 69% for the twelve months ended December 31, 2003. The Company’s operating margin, defined as operating income divided by net sales, was 24% for the quarter ended December 31, 2004, compared to 22% for the quarter ended December 31, 2003. Operating margin for the twelve months ended December 31, 2004, was 25% compared to 24% for the twelve months ended December 31, 2003.

Income tax expense for the twelve months ended December 31, 2004 was $2,338,000, a 24% effective rate, compared to $660,000, a 10% effective rate, for the twelve months ended December 31, 2003. The effective tax rate for 2004 was further positively impacted by a determination this quarter that the Company was eligible for a larger exclusion, based on the Company’s unique facts and circumstances, under the U.S. tax code requirements which allow an exclusion of a portion of the profits associated with international sales of the Company’s software products from taxation. The net effects were reduced tax payments and improved cash flow from operations.

Net income for the quarter ended December 31, 2004, was $2,379,000, an increase of 25% over net income of $1,897,000 for the quarter ended December 31, 2003. Basic EPS was $0.18 and diluted EPS was $0.17 for the quarter ended December 31, 2004, compared to basic EPS of $0.15 and diluted EPS of $0.14 for the quarter ended December 31, 2003. Net income for the twelve months ended December 31, 2004, was $7,467,000, an increase of 20% over net income of $6,239,000 for the twelve months ended December 31, 2003. Basic EPS was $0.57 and diluted EPS was $0.54 for the twelve months ended December 31, 2004, compared to basic EPS of $0.53 and diluted EPS of $0.49 for the twelve months ended December 31, 2003.

Cash at December 31, 2004, increased 66% to $28,067,000 from $16,871,000 at December 31, 2003, due to strong cash flow from operations, as a result of growth in sales contracts, profitability, and a favorable tax rate.

Analysis of Results:

“I’m pleased to report that we successfully delivered strong financial, operational and strategic performance this year, which furthered our market leading position as a provider of comprehensive RIS/PACS software solutions and professional services to our healthcare target markets,” said Richard A. Linden, President and CEO. “During 2004, Merge eFilm focused on five key initiatives: expanding our business development and sales distribution capabilities; improving our OEM international and VAR business; expanding our RIS/PACS product features and market share; implementing strategies to enhance and strengthen the relationship with our customers and the investment options for our shareholders; and forming strategic relationships to expand our products and services in line with emerging medical imaging market trends. Our strong operational performance combined with our strategic initiatives this past year positions us to continue our four-year track record of delivering increasing value to our key stakeholders.

“In 2004, we expanded our business development and sales distribution capabilities to broaden our coverage of the North American healthcare market and form long-term partnerships with national imaging center chains. We developed a distribution partnership with SourceOne Healthcare, which increased our market coverage and exposed our RIS/PACS solutions to SourceOne’s customers. Our relationship with SourceOne continued to build momentum throughout the second half of 2004 following the signing of our agreement in July, resulting in three new FUSION contracts during the 4th quarter. We are encouraged by the progress of this distribution relationship and the strength of the SourceOne sales pipeline as we move into 2005. Additionally, our ability to understand the intricacies of business and clinical workflow within our healthcare target market, especially imaging centers, resulted in expanding our relationship with regional and national imaging center chains such as InSight Health Corp., Center for Diagnostic Imaging and Regional Diagnostic Imaging, Inc., and winning an important new RIS/PACS software and service contract with Radiologix, Inc. We are pleased that medical imaging corporations of this size and stature continue to choose our RIS/PACS solutions to support their business and clinical operations.

“I’m particularly encouraged by the performance of our OEM and International VAR business during the 2nd half of 2004. Our European VARs implemented FUSION PACS in five new countries in 2004, providing reference sites for our solutions. We also revitalized relationships with our OEM customers, including the creation of a new software product line customized for a leading OEM in Europe. In partnership with our OEM’s, we entered a new vertical market, veterinary medicine, where our software components complete our OEM’s broader digital offering to the emerging veterinary medicine market. We expect the OEM/VAR business development progress we made during the second half of 2004 to continue in 2005.

“We expanded our market presence in 2004, including 21 new FUSION™ contracts that were added during the 4th quarter, growing our total number of FUSION solution customers to 195, representing over 400 healthcare facilities. Use of our eFilm Workstation desktop medical imaging software increased substantially during the year, delivering strong software licensing revenues and exposing eFilm Workstation to over 50,000 clinicians and healthcare professionals worldwide. This unique e-commerce marketing and software distribution strategy continues to be a strong source of FUSION RIS/PACS sales leads and will serve as a platform for distribution of our new advanced visualization products obtained from the acquisition of AccuImage.

“In 2004, we initiated a number of activities to strengthen our relationship with our customers, built long-term and scalable employee development programs and enhanced our shareholders investment options. We held our first annual Users’ Group Meeting in October, and formed a Customer Advisory Panel, creating stronger mutually beneficial relationships with our customers that support the sharing of best practice information and the contribution of ideas to FUSION RIS/PACS functional enhancements. We also continued our steady investments in Human Resources and Organizational Development initiatives to support our growing organization and the very important human intellectual capital that drives its success. In 2004, we joined the Russell 2000® Small Cap Index, established a stock repurchase program, and options on Merge eFilm stock commenced trading, all of which strengthened the financial foundation that supports our growth initiatives and value to our shareholders.

“Merge eFilm prides itself on forward-thinking strategic initiatives and product innovation designed to meet the future needs of our healthcare customers. During 2004 we initiated a strategy to accelerate our entry into advanced visualization, resulting in the January 2005 acquisition of AccuImage Diagnostics Corp., a leader in the development, marketing and support of software for advanced visualization. This acquisition strengthened the clinical capabilities of our FUSION product suite and expanded opportunities within our OEM/VAR business. AccuImage advanced clinical applications, when integrated within our RIS/PACS solutions, will provide our customers with an expanded set of products designed to enhance their revenue streams and expand the services they offer to their customers. We are particularly excited about this strategy because it provides enterprise-wide access to these clinical applications, rather than industry-standard stand-alone workstations, increasing product accessibility and further accelerating the productivity and profitability of our customers.

“On January 18, 2005, we announced the signing of a definitive agreement to merge with Cedara Software Corp. (NASDAQ: CDSW/TSX: CDE) in an all-stock transaction, subject to shareholder and regulatory approval. Combining these companies will bring to the market the most comprehensive image and information management solution sets to manage clinical and business workflow for the diagnostic imaging OEM and end user markets, and will expand our growth into clinical imaging specialties beyond radiology. We anticipate the same successful integration with Cedara as we have exhibited in our RIS Logic and eFilm Medical transactions and remain steadfast in our commitment to our stakeholders during this merger, including the expectation to deliver accretive earnings as a result of this merger within 12 months post-closing.

“With the economic advantages of a film-less and paperless workflow environment, expanded market presence, new market opportunities, and strong projected growth in image and information management systems, we anticipate that our alignment to meet market conditions will continue and strengthen in 2005 and beyond. In 2005, we will develop products and services that enhance the value of our RIS/PACS foundation beyond radiology, creating clinical applications for use by the increasing number of specialists that utilize diagnostic imaging in their practices. We anticipate accelerating product innovation in partnership with our OEM customers and leveraging those partnerships to strategically innovate our RIS/PACS products more rapidly to meet future customer needs. Pending shareholder approval, we expect to successfully merge with Cedara, delivering increased value to our shareholders, customers and employees. And finally, we expect to maintain the operational discipline, profitable growth and strategic vision to deliver another year of exceptional performance for our shareholders,” said Linden.

Guidance:

Market trends remain very favorable towards the comprehensive clinical and business workflow solutions offered by the Company. The Company continues to believe that its target market is moving rapidly towards film-less and paperless software solutions, and that the growth in imaging services performed in clinical specialties beyond radiology will expand rapidly. The Company also believes the definition of RIS/PACS will change substantially over the next year as advanced visualization and clinical applications become part of integrated workflow solutions within imaging centers, hospitals and specialty clinics. The Company’s strategy and operational tactics are well aligned with these market trends. The Company anticipates 2005 revenues to grow 30% to 35% year over year to a range of $48 million to $50 million. The Company expects diluted EPS of $.68 to $.75, which incorporates an estimated effective tax rate of approximately 30% to 35% for the year.

The Company expects to successfully merge its operations with Cedara, pending shareholder and regulatory approval, and to achieve key integration objectives. These integration objectives include accelerating product innovation across our combined OEM and end-user product lines, achieving over $3 million in non-staff related expense synergies, expanding the distribution of our OEM and RIS/PACS end-user solutions yielding revenue synergies and delivering accretive earnings to our shareholders within 12 months following the closing of the merger.

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About Merge eFilm
Merge eFilm is a global healthcare software and services company focused on accelerating the productivity of imaging centers, hospitals and clinics with a suite of RIS/PACS software solutions and professional services. For over seventeen years, Merge eFilm has been a leader in integration of radiology workflow to improve productivity, profitability and patient care by fusing business and clinical workflow, and intelligently managing and distributing diagnostic images and information throughout the healthcare enterprise. For additional information, visit our web site at www.merge-efilm.com.

Notice to Investors, Prospective Investors and the Investment Community
Cautionary Information Regarding Forward-Looking Statements

Statements in this press release regarding the proposed merger of Merge Technologies, (d.b.a. Merge eFilm) and Cedara
Software Corp. which are not historical facts, including expectations of financial results for the combined companies (e.g., projections regarding revenue, earnings, cash flow, cost savings and future growth), are “forward-looking statements.” All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Investors are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. Merge eFilm and Cedara undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances. Important factors upon which the forward-looking statements presented in this release are premised include: (a) receipt of regulatory and shareholder approvals without unexpected delays or conditions; (b) timely implementation and execution of merger integration plans; (c) the ability to implement comprehensive plans for asset rationalization; (d) the successful integration of the IT systems and elimination of duplicative overhead and IT costs without unexpected costs or delays; (e) retention of customers and critical employees; (f) successfully leveraging Merge eFilm/Cedara’s comprehensive product offering to the combined customer base; (g) continued growth at rates approximating recent levels for imaging information systems and other product markets; (h) no unanticipated changes in laws, regulations, regulatory requirements or other industry standards affecting Merge eFilm/Cedara’s businesses which require significant product redevelopment efforts, reduce the market for or value of its products or render products obsolete; (i) no unanticipated developments relating to previously disclosed lawsuits or similar matters; (j) successful management of any impact from slowing economic conditions or consumer spending; (k) no catastrophic events that could impact Merge eFilm/Cedara’s or its major customer’s operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; (l) no material breach of security of any Merge eFilm/Cedara’s systems; and (m) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection. In addition, the ability of Merge eFilm/Cedara to achieve the expected revenues, accretion and synergy savings also will be affected by the effects of competition (in particular the response to the proposed transaction in the marketplace), the effects of general economic and other factors beyond the control of Merge eFilm/Cedara, and other risks and uncertainties described from time to time in Merge eFilm/Cedara’s public filings with United States Securities and Exchange Commission and Canadian securities regulatory authorities.

Additional Information

Shareholders are urged to read the joint proxy statement/management information circular regarding the proposed transaction when it becomes available, because it will contain important information. Shareholders will be able to obtain a free copy of the joint proxy statement/management information circular, as well as other filings containing information about Merge eFilm and Cedara, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of the joint proxy statement/management information circular and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/management information circular can also be obtained, without charge, by directing a request to Merge eFilm’s Investor Relations Department at Merge eFilm’s principal executive offices located at 1126 South 70th Street, Suite S107B, Milwaukee, Wisconsin 53214-3151; telephone number (414) 977-4000. The respective directors and executive officers of Merge eFilm and Cedara may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Merge eFilm’s directors and executive officers is available in Merge eFilm’s proxy statement for its 2004 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 12, 2004, and information regarding Cedara’s directors and executive officers is available in Cedara’s notice of annual meeting and proxy circular for its 2004 annual meeting, which was filed with the Securities and Exchange Commission on September 24, 2004. Additional information regarding the interests of potential participants in the proxy solicitation will be contained in the joint proxy statement/management information circular to be filed with the Securities and Exchange Commission when it becomes available.

MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(in thousands, except share data) (unaudited)

Three Months Ended	Twelve Months Ended
December 31,	December 31,
	2004	2003	2004	2003

Net sales	$10,154	$8,507	$37,005	$28,677
Cost of sales	3,288	2,704	12,887	8,970

Gross profit	6,866	5,803	24,118	19,707

Operating costs and expenses:
Sales and marketing	2,124	2,073	7,212	6,543
Product research and development	503	661	1,967	2,063
General and administrative	1,645	1,040	4,839	3,527
Depreciation and amortization	177	190	764	573

Total operating costs and expenses	4,449	3,964	14,782	12,706

Operating income	2,417	1,839	9,336	7,001
Total other income (expense)	217	20	469	(102)

Net income before income taxes	2,634	1,859	9,805	6,899
Income tax expense	255	(38)	2,338	660

Net income	$2,379	$1,897	$7,467	$6,239

Net income per share – basic	$0.18	$0.15	$0.57	$0.53

Weighted average number of common shares Outstanding – basic	13,159,781	12,774,457	13,013,927	11,566,054

Net income per share – diluted	$0.17	$0.14	$0.54	$0.49

Weighted average number of common shares Outstanding – diluted	14,007,183	13,774,247	13,827,522	12,586,900

(1)	These condensed consolidated statements of operations should be read in conjunction with the Company’s Annual Report on Form 10-K for fiscal 2004, proposed to be filed on or prior to March 16, 2005.

MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIE	S

CONDENSED CONSOLIDATED BALANCE SHEET (1)

(In thousands) (unaudited)

December 31,	December 31,
2004	2003

Cash	$28,067	$16,871
Accounts receivable, net	11,100	8,359
Inventory	1,082	893
Deferred tax asset	3,076	3,541
Other current assets	1,979	444

Current assets	45,304	30,108
Property and equipment, net	1,497	1,674
Intangibles, net, and other assets	32,142	32,113

Total assets	$78,943	$63,895

Accounts payable	$2,020	$1,294
Other current liabilities	2,616	1,993
Deferred revenue	5,839	3,717
Billings in excess of revenues – contracts in progress	2,839	1,381

Current liabilities	13,314	8,385
Deferred tax liability	2,062	1,987

Total liabilities	15,376	10,372
Shareholders’ equity	63,567	53,523

Total liabilities and shareholders’ equity	$78,943	$63,895

(1)	These condensed consolidated balance sheets should be read in conjunction with the Company’s Annual Report on Form 10-K for fiscal 2004, proposed to be filed on or prior to March 16, 2005.